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                                                                    EXHIBIT 23.5

         CONSENT OF DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION

    We hereby consent to (i) the inclusion of our opinion letter, dated
December 27, 1999, to the board of directors of Oak Industries Inc. (the "Company") as Annex B to the Proxy Statement/ Prospectus of the Company relating to the merger of the Company and Corning Incorporated and (ii) all references to Donaldson, Lufkin & Jenrette in the sections captioned "Summary," "The Merger--Background of the Merger," "The Merger--Reasons for the Merger; Recommendation of the Oak Industries Board," and "The Merger--Opinion of Donaldson, Lufkin & Jenrette Securities Corporation" of the Proxy Statement/Prospectus of the Company which forms a part of this Registration Statement on Form S-4. In giving such consent, we do not admit that we come within the category of persons whose consent is required under, and we do not admit that we are "experts" for purposes of, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                                          DONALDSON, LUFKIN & JENRETTE
                                            SECURITIES CORPORATION

                                          By: /s/ JILL GREENTHAL
                                             -----------------------------------
                                             Jill Greenthal
                                             Managing Director

New York, New York
December 27, 1999